Exhibit 10.2

THIRD AMENDMENT TO LEASE

THIS THIRD  AMENDMENT (this “Amendment”) is made and entered into as of July 21, 2015, by  and  between PR 701  GATEWAY, LLC,  a Delaware  limited  liability  company  (“Landlord”),  and PUMA BIOTECHNOLOGY, INC., a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord  (as  successor  in  interest  to  DFW III GATEWAY, LLC,  a  Delaware   limited  liability company)  and  Tenant  are parties  to that certain Office Lease  dated May  16, 2012  (the “Original Lease”), which  Original  Lease  has  been previously  amended  by that certain  First  Amendment  to Lease dated as of May 19, 2014 (“First Amendment”) and that certain Second Amendment  to Lease dated as of June 10, 2014 (collectively, the “Lease”).  Pursuant to the Lease, Landlord  has leased to Tenant space currently containing  approximately  16,712 rentable square feet (the “Original Leased Premises”) described  as Suite Nos. 250 and 275 on the second (2nd) floor of the building located at 70 l Gateway Boulevard, South San Francisco, California  (the “Building”).

B.

Tenant and Landlord agree to relocate Tenant from the Original Leased Premises to approximately 29,470 rentable square feet of space described as the entire fifth (5th) floor of the Building and shown on Exhibit A attached hereto (the “Substitution Space”).

C.	The Lease by its terms shall expire on October 31, 2021 (“Prior Termination Date”), and the parties desire to extend the Term, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Substitution.
1.1

Effective as of the Substitution Effective Date (hereinafter defined), the Substitution Space is substituted  for the Original  Leased  Premises  and, from  and after the Substitution Effective Date, the Premises, as defined in the Lease, shall be deemed to mean the Substitution  Space containing  approximately 29,470  rentable  square  feet and described  as the entire fifth (5th) floor of the Building.

1.2

The Term for the Substitution Space shall commence on the Substitution  Effective Date and, unless  sooner  terminated pursuant  to  the  terms  of  the  Lease,  shall  end  on  the  Extended Termination  Date (as hereinafter  defined).  The Substitution Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements  or other financial concessions granted with respect to the Original  Leased Premises  unless such concessions are expressly provided for herein with respect to the Substitution  Space.   Effective  as of the Substitution  Effective Date, the Lease shall be terminated with respect to the Original Leased Premises, and, unless otherwise  specified  in this Amendment, “Premises”, as defined  in  the  Lease  and  as used herein, shall mean the Substitution  Space.  Tenant shall vacate the Original Leased Premises as of the Substitution Effective Date (such date that Tenant is required to vacate the Original Leased Premises   being referred  to  herein  as  the  “Original Leased Premises Vacation Date”) and return the same to Landlord in “broom clean” condition and otherwise in accordance with the terms and conditions of the Lease.

2.	Substitution Effective Date.
2.1

The “Substitution  Effective  Date” shall be the earlier to  occur of (i) ninety  (90) days following the  Substitution Space  Delivery Date  (defined  below),  or (ii)  upon  Tenant's occupancy of the Substitution Space for the purpose of conducting business therein.

2.2

The “Substitution Space Delivery Date” shall be the date which Landlord delivers the Substitution Space to Tenant, which is anticipated to be January 1, 2016.     The Substitution Space Delivery Date shall be delayed to the extent that Landlord fails to deliver possession of the Substitution Space as a result of holding over by prior occupants. Any such delay in the Substitution Space Delivery Date shall not subject Landlord to any liability for any loss or damage resulting therefrom.

2.3

Upon Landlord's request, Tenant shall execute and return to Landlord, within five (5) days after receipt thereof by Tenant, a Substitution Effective Date Memorandum, in the form of Exhibit C attached hereto, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Substitution Space or affect determination of the Substitution  Effective Date.

3.

Extension.   The Term of the Lease is extended through the last day of the one hundred twentieth (120th) full calendar month following the Substitution Effective Date (“Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date (“Extension Date”) and ending on the Extended Termination Date shall be referred to herein as the “Extended Term”.

4.

Minimum Monthly Rent.  As of the Substitution Effective Date, the schedule of Minimum Monthly Rent payable with respect to the Substitution Space during the remainder of the current Term and the Extended Term is the following:

Period (following the Substitution Effective Date)	Rentable Square Footage	Monthly Rate Per Square Foot	Minimum Monthly Rent
Substitution Effective Date- Month 12	29,470	$3.45	$101,671.50
Month 13 - Month 24	29,470	$3.55	$104,618.50
Month 25 - Month 36	29,470	$3.66	$107,860.20
Month 37- Month 48	29,470	$3.77	$111,101.90
Month 49 - Month 60	29,470	$3.88	$114,343.60
Month 61 - Month 72	29,470	$4.00	$117,880.00
Month 73 – Month 84	29,470	$4.12	$121,416.40
Month 85 - Month 96	29,470	$4.24	$124,952.80
Month 97 - Month 108	29,470	$4.37	$128,783.90
Month 109 - Month 120	29,470	$4.50	$132,615.00

All such Minimum Monthly Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended  hereby; provided that concurrently  with Tenant's execution and delivery  of this Amendment  to Landlord,  Tenant  shall pay to Landlord  the  Minimum  Monthly  Rent with respect  to  the  Substitution Space  (the “Prepaid  Rent”)  payable  for  the  fifth (5th) full  calendar month  following the  Substitution Effective Date.  Notwithstanding anything in  the  Lease, as amended  hereby, to the contrary, so long as Tenant  is not in default  under  the Lease,  as amended hereby,  Tenant  shall  be entitled  to an abatement of Minimum  Monthly  Rent  with respect  to the Substitution Space  in  the  monthly  amount of $101,671.50 for the first four (4)  full  calendar months  following the  Substitution Effective Date.  The maximum  total amount of Minimum Monthly Rent abated with respect to the  Substitution Space  in  accordance with  the  foregoing shall  equal  $406,686.00 (the “Abated  Minimum  Monthly  Rent”).  If Tenant defaults under the Lease, as amended hereby, at any time during the Term (as extended) and fails to cure such default within any applicable cure period under the Lease, then all Abated Minimum Monthly Rent shall immediately become due and payable.  Only Minimum Monthly  Rent shall  be abated pursuant  to this Section,  as more particularly described herein, and all other  rent and other costs and charges  specified  in the Lease,  as amended  hereby, shall  remain as due and payable  pursuant to the provisions  of the Lease,  as amended  hereby.

5.

Letter of Credit.   Landlord is currently holding the sum of $150,000.00 (the “Existing Security Deposit”) as a security deposit pursuant to the terms of the Lease.  Concurrent with Tenant's execution and delivery of this Amendment to  Landlord,  and in  addition  to  the Existing  Security  Deposit, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under the Lease, as amended hereby, and for all losses and damages Landlord may suffer as a result  of Tenant's failure  to comply  with  one or more  provisions of the Lease, as  amended hereby, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of One Million Four Hundred Forty-One Thousand Three Hundred Eighty and No/Dollars ($1,441,380.00). The following terms and conditions shall apply to the Letter of Credit:

5.1

The Letter of Credit shall be in favor of Landlord, shall be issued by a bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Section 5 and shall otherwise be in the form acceptable to Landlord.

5.2

The Letter  of Credit  or any replacement  Letter  of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two (2) months subsequent  to the termination  date of the Lease (the “LOC Expiration Date”) without any action whatsoever  on the part of

Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior  to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit.  Tenant understands that the election by the  issuing  bank  not  to  renew  the  Letter  of  Credit  shall  not, in any  event,  diminish  the obligation  of Tenant to deposit the Security Deposit, if any, or maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.

5.3

Landlord, or its then authorized  representative,  upon Tenant's failure to comply with one or more  provisions  of the Lease,  as  amended  hereby,  or as otherwise  specifically  agreed  by Landlord  and Tenant  pursuant to the Lease or any amendment  hereof, without prejudice to any other remedy provided in the Lease or by applicable laws, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Section 5.4 below.  In addition, if Tenant  fails to furnish a renewal  or replacement  letter  of credit complying  with  all of the provisions  of this Section  5 at least sixty  (60)  days  prior  to  the  stated  expiration  date  of  the  Letter  of  Credit  then  held  by Landlord, Landlord  may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 5. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord's (or Landlord's then authorized representative's)  certification that Landlord is entitled to such funds pursuant to the Lease and/or any amendment to the Lease or any other agreement between the parties pertaining the Lease, and otherwise in a form set forth in the Letter of Credit approved by Landlord.

5.4

Tenant shall have the right to reduce the amount of the Letter of Credit in accordance with this Section  5.4  if (a) Tenant  has timely  paid all  Rent  due  under the  Lease, as amended  hereby,  during  the  twelve (12) month period immediately preceding  the effective date of any reduction of the Letter of Credit, and (b) Tenant either (i) delivers to Landlord  written  documentation  reasonably  satisfactory   evidencing  that  Tenant  has received formal written approval from the U.S. Food and Drug Administration to market its lead drug candidate Neratinib to the public (the “FDA Reduction Condition”); or (ii) provides to Landlord Tenant's Financial Information (defined  below) reflecting four (4) consecutive  quarters  of  positive  Earnings  Before  Interest,  Taxes,  Depreciation  and Amortization  (“EBITDA”) equal  to  or  greater  than $200,000,000.00 (the “EBITDA Reduction Condition”).  In the event that Tenant fully satisfies the condition set forth in clause  (a)   above  (the  “General  Reduction   Condition”)  and  the  FDA   Reduction Condition, then Tenant shall have the right to reduce the amount of the Letter of Credit by $500,000.00 effective  as of the third (3rd)  anniversary  of the Substitution  Effective Date (“Reduction Effective Date”).  In addition, in the event that Tenant fully satisfies the General  Reduction  Condition  and  the  EBITDA  Reduction  Condition, Tenant shall have the right to reduce the amount of the Letter of Credit by $500,000.00  effective as the  Reduction   Effective  Date.   By   way  of  example,  if  Tenant  meets  the  General Reduction Condition and the FDA Reduction Condition, but does not meet the EBITDA Reduction  Condition,  Tenant  shall  have  the  right  to  reduce  the  Letter  of  Credit  by $500,000.00 effective as the Reduction Effective Date.  However, if Tenant meets the General Reduction Condition, the FDA Reduction Condition and the EBITDA Reduction Condition, Tenant shall have the right to reduce the Letter of Credit by $1,000,000.00 effective as of the Reduction Effective Date.  If Tenant does not have the right to reduce the Letter of Credit effective as of the Reduction Effective Date due to Tenant's failure to meet  the  General  Reduction   Condition, the FDA Reduction Condition and/or the EBITDA Reduction Condition, the Reduction  Effective Date shall be tolled for a period of twelve (12)  months and Tenant shall  once again have the  right to satisfy the FDA Reduction  Condition and/or the EBITDA Reduction Condition and reduce the Letter of Credit as of the next succeeding anniversary of the Substitution Effective Date; provided, however, in no event shall Tenant have the right to reduce the Letter of Credit by more than $1,000,000.00.  If Tenant is entitled to a reduction in the Letter of Credit, Tenant shall provide Landlord with written notice requesting that the Letter of Credit be reduced as provided above (the “Reduction Notice”).  If Tenant is requesting a reduction of the Letter of Credit based on satisfaction  of the EBITDA Reduction  Condition, concurrent with  Tenant's  delivery  of  the  Reduction   Notice,  Tenant  shall deliver to Landlord Tenant's financial statements prepared in accordance with generally accepted accounting principles  and  certified by  an officer  of  Tenant  as  being  a true and  correct copy of Tenant's most recent audited financial statements (as audited by a nationally recognized public  accounting  firm reasonably acceptable  to  Landlord),  and  any other financial information  requested by Landlord, evidencing Tenant's  full satisfaction of the EBITDA Reduction Condition (“Tenant's Financial Information”).  If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Letter of Credit as provided herein, any reduction in the Letter of Credit amount shall be accomplished  by Tenant providing Landlord with an amendment to the Letter of Credit or a substitute Letter of Credit in the reduced amount, which substitute Letter  of Credit shall comply  with the requirements of this Section 5.

5.5

Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.  The proceeds of the Letter of Credit shall constitute

Landlord's sole and separate property (and not Tenant's property or the property of Tenant's bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any rent or other amounts payable by Tenant under the Lease, as amended hereby, that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant's  failure to  comply with one or more  provisions of the Lease, as amended hereby, including any damages arising under Section 1951.2 of the California Civil Code following termination of the Lease; (c) against any  costs incurred  by Landlord in connection with the Lease (including attorneys' fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default.  Provided Tenant has performed all of its obligations under the Lease, as amended hereby, Landlord agrees to pay to Tenant within sixty (60) days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any guarantor by any of Tenant's or guarantor's creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not  subject to appeal or any stay pending appeal.

5.6

If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Section 5, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Section 5), and any such additional (or replacement)  letter of credit shall comply with all of the provisions of this Section 5, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in the  Lease, as amended hereby, the same shall constitute an incurable Event of Default by Tenant.  Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

5.7

Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord's mortgagee and/or to have the Letter of Credit reissued in the name of Landlord's mortgagee.  If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord.  In connection  with  any such  transfer  of the Letter  of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the issuer of the Letter of Credit  such  applications,  documents  and instruments  as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer's transfer and processing fees in connection  with any transfer  of the Letter of Credit and, if Landlord  advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten (10) days after Landlord's written request therefor.

5.8

If the  Letter  of Credit  expires  earlier than  the LOC  Expiration  Date,  or the  issuing bank notifies Landlord  that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute letter of credit (such renewal or substitute Letter of Credit to be in effect not later than sixty (60) days prior to the expiration thereof), irrevocable and automatically renewable  through the LOC Expiration  Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord.  However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this Section 5 is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Article 8 of the Original Lease.  Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all attorneys' fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.

5.9

Landlord  and Tenant (a) acknowledge  and agree that in no event or circumstance shall the Letter  of  Credit  or  any  renewal  thereof or substitute therefor or any proceeds  thereof  be deemed to be or treated as a “security  deposit” under any law applicable to security deposits in the commercial context including  Section 1950.7 of the California  Civil  Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any  renewal  thereof  or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other  provisions  of  applicable  laws,  now  or hereafter  in  effect,  which  (i)  establish  the  time  frame by which Landlord must refund a security  deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably  necessary  to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 5 and/or those sums reasonably necessary to compensate  Landlord  for any loss or damage caused by Tenant's breach of the Lease,  as amended  hereby,  or the acts  or omission  of Tenant  or  any of Tenant's Parties, including my damages Landlord suffers following termination of the Lease.

5.10

Notwithstanding anything to the contrary contained in the Lease, as amended hereby, in the event that at any time the financial institution which issues said Letter of Credit is declared insolvent by the FDIC or is closed for any reason, Tenant must immediately provide a substitute letter of credit that satisfies the requirements of the Lease hereby from a financial institution acceptable to Landlord, in Landlord's sole discretion.

6.

Tenant's Proportionate Share.   For the period commencing with the Substitution Effective Date and ending on the Extended Termination Date, Tenant's Proportionate Share for the Substitution Space is 17.31%.

7.

Additional Rent.  For the period commencing with the Substitution Effective Date and ending on the Extended Termination Date, Tenant shall pay all additional rent payable under the Lease, including Tenant's  Proportionate Share of  Operating Costs, Taxes and  Insurance Costs  applicable to  the Substitution Space in accordance with the terms of the Lease; provided, however, during such period, the Base Year for the computation of Tenant's Proportionate Share of Operating Costs, Taxes and Insurance Costs applicable to the Substitution Space is 2016.

8.

Parking Allocation.  As of the Substitution Effective Date, Tenant's Parking Allocation set forth in Section 1.17 of the Original Lease, as amended by Section 8 of the First Amendment, shall be ninety-seven (97) parking spaces.

9.	Improvements to Substitution Space.
9.1

Condition of Substitution Space.  Tenant has inspected the Substitution Space and agrees to accept the  same  “as   is” without any  agreements, representations,  understandings or obligations on the part of Landlord to perform any alterations, repairs  or improvements, except  as  may  be  expressly  provided  otherwise  in  this  Amendment.  Tenant hereby acknowledges and agrees that Landlord has fulfilled all of its obligations pursuant to Exhibit C of the Original Lease, Section 7 of the First Amendment and Exhibit B to the First Amendment.

9.2

Responsibility for Improvements to Substitution Space.  Tenant may perform improvements to the Substitution Space in accordance with the terms of Exhibit B attached hereto (the “Tenant Alterations”), and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in Exhibit B.

10.

Early Access to Substitution Space.  Subject to the terms of this Section 10 and provided that this Amendment has been fully executed by all parties and Tenant has delivered all Prepaid Rent, the Letter of Credit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Substitution Space, at Tenant's sole risk, upon the Substitution Space Delivery Date, solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty and for performing the Tenant Alterations.   Such possession  prior  to the Substitution Effective Date shall be subject to all of the terms and conditions of the Lease, as amended hereby, except that Tenant shall not be required to pay Minimum Monthly Rent with respect to the period of time prior to the Substitution Effective Date during which Tenant occupies the Substitution Space solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant with respect to the Substitution Space during such period.  Notwithstanding the foregoing, if Tenant takes possession of the Substitution Space before the Substitution Effective Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of the Lease, as amended hereby, and Tenant shall pay Minimum Monthly Rent and any other charges payable hereunder with respect to the Substitution Space to Landlord for each day of possession before the Substitution Effective Date.

11.	Holding Over. If Tenant continues to occupy the Original Leased Premises after the Original

Leased Premises Vacation Date, occupancy of the Original Leased Premises subsequent to the

Original Leased Premises Vacation Date shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of the Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to twice the sum of the Minimum Monthly Rent and Tenant's Proportionate Share of Operating Costs, Taxes and Insurance Costs due for the period immediately preceding such holding over, provided that in no event shall

Minimum Monthly Rent and Tenant's Proportionate Share of Operating Costs, Taxes and Insurance Costs during the holdover period be less than the fair market rental for the Original Leased Premises.  No holding over by Tenant in the Original Leased Premises or payments of money by Tenant to Landlord after the Original Leased Premises Vacation Date shall be construed to prevent Landlord from recovery of immediate possession of the Original Leased Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of  any holding over  by Tenant in the Original Leased Premises, and  Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Original Leased Premises to such other tenant or prospective tenant.

12.	Temporary Space.
12.1

Tenant shall have the option to lease as temporary space certain premises containing approximately 7,017 rentable square feet described as Suite 100 and located on the first (1st) floor of the Building (the “Temporary Space”) for a term (the “Temporary Space Term”) commencing on the Substitution Space Delivery Date and continuing though and including the Substitution Effective Date (such date being referred to herein as the “Temporary Space Expiration Date”).  If Tenant elects to lease the Temporary Space, Tenant must provide Landlord notice of its election (the “Temporary Space Notice”) on or before September 30, 2015.

12.2

During the period of Tenant's use of the Temporary Space, Tenant shall pay Minimum Monthly Rent for the Temporary Space in an amount equal to $21,051.00 per month. During the period of Tenant's use of the Temporary Space, Tenant shall not be required to pay: (i) Tenant's Proportionate Share of Operating Costs, Taxes and Insurance Costs as all are related to the Temporary Space (but in any event Tenant shall be responsible for all other rents due hereunder).   Further, Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Original Leased Premises or Substitution Space as to the Temporary Space.   However, except as otherwise provided herein, the Temporary Space shall be subject to  all of the terms and conditions of the Lease,  including, without limitation, the  insurance and  indemnity provisions hereof.

12.3

Tenant has inspected the Temporary Space and agrees to accept the same “as-is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.  Tenant shall vacate the Temporary Space on or prior to the Temporary Space Expiration Date and deliver up the Temporary Space to Landlord in as good condition as the Temporary Space was delivered to Tenant, ordinary wear and tear excepted.  Tenant shall have no right to hold over or otherwise occupy the Temporary Space at any time following the expiration or earlier termination of the Temporary Space Term and in the event of any such holdover, Landlord shall immediately be entitled to institute dispossessory  proceedings to recover  possession of the Temporary  Space, without first providing notice thereof to Tenant.   In the event of holding  over by Tenant  after expiration  or termination  of the Temporary  Space Term without the written authorization  of Landlord,  Section 33.2 of the Original Lease shall apply  and the Minimum  Monthly  Rent  rate applicable  to  determine the  holdover  rate shall be the rate then in effect for the Premises.   During  any such  holdover, Tenant's occupancy of the Temporary Space shall be deemed that of a tenant at sufferance, and in no event, during  the Temporary  Space Term or during  any holdover  by Tenant,  shall Tenant  be determined  to  be a tenant-at-will  under  applicable  law.    While  Tenant  is occupying  the  Temporary  Space,  Landlord  or  Landlord's  authorized  agents  shall  be entitled to enter the Temporary Space pursuant to the terms and conditions contained in Section 22.1 of the Original Lease; provided, however, that (i) Landlord may, subject to Section 22.1 of the Original Lease, display the Temporary Space to prospective tenants during  regular  business  hours,  and  (ii)  Landlord's   restoration  obligations  following damage caused by a casualty as described in Article 19 of the Original Lease shall in no event apply to any Temporary Space.

12.4

If Tenant timely elects to lease the Temporary Space, Tenant shall, at Landlord's request, execute and deliver a memorandum agreement setting forth the actual Temporary Space Effective Date and other appropriate terms.

13.

Other Pertinent Provisions.   Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

13.1	Landlord's Address. Landlord's Notice Address set forth in Section 1.2 of the Original Lease, is hereby deleted in its entirety and is replaced with the following:

“PR 701 Gateway, LLC

c/o Jones Lang LaSalle

One Front Street

San Francisco, California 94111

Attention: Todd Robinette, Regional Manager

Telephone No.: (415) 395-4987

Email:

and:

PR 701 Gateway, LLC

c/o Jones Lang LaSalle

200 E. Randolph Drive

Chicago, Illinois

Attention: General Counsel - Americas

Telecopy No.: (312) 228-2276

With a copy to:

PR 701 Gateway, LLC

c/o Prudential Real Estate Investors

Four Embarcadero Center, 27th Floor

San Francisco, California 94111

Attention:  Kristin Paul, Vice President

Telephone: (415) 291-5087

Email:  kristin.paul@prudential.com

and a copy to:

PR 701 Gateway, LLC

c/o Prudential Real Estate Investors

7 Giralda Farms

Madison, New Jersey 07940

Attn:  Frances Felice, Esq.

Telephone: (973) 683-1714

Email: frances.felice@prudential.com”

13.2

Landlord's Address for Payment of Rent.  Notwithstanding anything to the contrary contained in Section 5.1 of the Original Lease, all rent due under the Lease shall be made payable by Tenant to Landlord at the following address:

If paying by check:

JP Morgan Chase

2710 Media Center Drive, Building #6

Suite 120

Los Angeles, California 90065

Lockbox No. ******

If paying by wire/ACH:

Controlled Disbursement Routing No.: *********

ABA for Wire: *********

ABA for ACH: *********

Deposit Routing:   *********

13.3

Directory and Premises  Signage.  Landlord shall provide Tenant with Building standard directory signage on the Building's main lobby directory and a Building standard  tenant identification sign at the entry of the Substitution Space.  Such signage (and any replacement or modification thereof) shall consist of Building standard materials and shall comply with Landlord's then current Building specifications.  Any required maintenance, repair or changes  (which changes shall  be subject to Landlord's  prior  written approval) to  such signage shall be performed by Landlord at Tenant's sole cost and expense, which costs shall paid to Landlord within five (5) days of Landlord's demand.  At Landlord's option, upon the expiration or earlier termination of the Lease, Tenant shall, at Tenant's sole cost and expense, remove any such signage and repair any damage to the Building caused by such signage

13.4Building Signage.

13.4.1

Effective as of the Substitution  Effective Date, Tenant shall  be entitled  to one tenant identification sign to be located on the top of the Building (the “Building  Signage”).  The exact location  of the Building  Signage  shall  be subject to  all applicable federal, state and city laws, codes, ordinances,  rules  and regulations (collectively, “Regulations”) and Landlord's prior written approval.  The Building Signage shall not be illuminated.  Such right to the Building Signage is subject to the following terms and conditions:  (a) Tenant shall submit plans and drawings for the Building  Signage  to Landlord  and to the  City of South  San Francisco and to any other public authorities having jurisdiction and shall obtain written approval from Landlord  and each such jurisdiction  prior to installation, and  shall  fully  comply  with  all  applicable  Regulations;  (b)  Tenant  shall,  at Tenant's   sole  cost  and  expense,  design,  construct  and  install  the  Building Signage; (c) the size, color and design of the Building Signage shall be subject to Landlord's  prior written  approval;  and (d) Tenant  shall  maintain the Building Signage  in good condition  and repair, and all costs of maintenance  and repair shall  be  borne   by  Tenant.  Maintenance shall include, without limitation, cleaning.  Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant's right to display the Building Signage in accordance with the Lease.   At Landlord's option, Tenant's right to the Building Signage may be revoked and terminated upon occurrence of any of the following events:  (i) Tenant shall be in default under the Lease beyond any applicable cure period; (ii)  Tenant  occupies  less  than  a  full  floor  within  the  Building,  (iii)  Tenant subleases more than 8,000 rentable square feet of the Substitution Space; or (iii) the Lease shall terminate or otherwise no longer be in effect.

13.4.2

Upon the expiration or earlier termination of the Lease or at such other time that Tenant's  signage  rights  are terminated  pursuant to the terms  hereof, if  Tenant·  fails to remove the Building Signage and repair the Building in accordance with the terms of the Lease, Landlord shall cause the Building Signage to be removed from the Building and the Building to be repaired and restored to the condition which  existed  prior  to  the  installation  of the Building  Signage  (including,  if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with the Lease, without further notice from Landlord.  Notwithstanding anything to the contrary contained in the Lease, Tenant shall pay all costs and expenses for such removal and restoration within five (5) business days following delivery of an invoice therefor.  The rights provided in this Section 13.3 shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion.

13.5

Option to Extend.  The Option to Extend described in Exhibit “F” to the Original Lease shall be in effect during the Extended Term; provided, however, (i) all references in Exhibit “F” to “Term” are hereby amended to be “Extended Term”, and (ii) the first sentence of Section 2 of “Exhibit F” is amended so that Tenant must give Landlord the Extension Option Notice at least three hundred sixty five (365) days, but not more than four hundred fifty (450) days, prior to the expiration of the Extended Term.

13.6

Tenant's Insurance. Tenant's insurance required under the Lease, as amended hereby, shall include the Substitution Space. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's insurance upon delivery of this Amendment, executed by Tenant to Landlord, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant's insurance.

13.7

24/7 Access.  Tenant shall have access to the Building and the Premises for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of the Lease and such  security  or  monitoring  systems  as  Landlord  may  reasonably  impose,  including, without limitation, sign-in  procedures and/or presentation  of identification  cards to the extent applicable.

14.	Miscellaneous.
14.1

This Amendment, including Exhibit A (Outline and Location of Substitution Space), Exhibit B (Tenant Alterations) and Exhibit C (Substitution Effective Date Memorandum) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under  no  circumstances shall Tenant  be  entitled to  any  rent  abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

14.2

Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.   The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

14.3

Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

14.4

Tenant hereby represents to Landlord that it has not dealt with any broker in connection with this Amendment other than L.A. Realty Partners.  Tenant agrees to indemnify and hold Landlord its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment.

14.5	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
14.6

Tenant hereby represents, warrants and covenants to Landlord that, as of the date hereof and throughout the Term, it is not (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold “plan assets” of any such employee benefit plan or plan. In addition, Tenant represents, warrants and covenants to Landlord that it is not a “governmental  plan” as defined in Section 3(32) of ERISA and is not subject to State  statutes   regulating   investments  of  and  fiduciary  obligations   with  respect  to government  plans  which  would  be violated  by the  transactions  contemplated  by  the Lease, as amended hereby.

14.7

Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.  Tenant represents and warrants that Tenant is not, and shall not during the Term, as the same may be extended, become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA  Patriot  Act”)  and Executive Order Number 13224 on Terrorism  Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism   Laws”),  including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”).  Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises or Building. Tenant will not, during the Term of the Lease, as the same may be extended, engage in any transactions or dealings, or  be otherwise associated with, any  Prohibited Persons  in connection with  the  use or occupancy of the Premises or Building. If at any time after the date hereof Tenant becomes a Prohibited Person, then Tenant shall notify Landlord within five (5) business days after becoming aware of such designation.  If Tenant breaches any representation or covenant set forth in this Section, or Tenant hereafter becomes a Prohibited Person, then in any such event, same shall constitute a default under the Lease, entitling Landlord to any and all remedies under the Lease or at law or in equity (including the right to terminate the Lease without affording Tenant any notice or cure period that may be provided in the Lease).

14.8

Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Amendment, the Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53.  To allow for compliance with building performance benchmarking and disclosure regulations, and to facilitate implementation of sustainable improvements to the Building, Tenant shall: (a) retain copies of its “utility data”, which includes, but is not limited to, Tenant's utility bills and invoices pertaining to Tenant's energy, water, and trash usage at the Building during the Term (as the same may be further extended), and (b) upon request, provide Landlord with copies of such “utility data”.  Tenant further agrees, upon Landlord's request, to execute utility release forms provided by the applicable utility or municipality to expedite the data collection process.

14.9

Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable  only against and to the extent of Landlord's  interest  in the Building.  The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for  any lost profits, damage to business, or any  form of special,  indirect or consequential damage.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

PR 701 GATEWAY, LLC, a Delaware limited liability company		PUMA BIOTECHNOLOGY, INC., a Delaware corporation

By:	PRISA LHC, LLC, a Delaware limited liability company
Its:	Sole Member

By:	/s/ Kristin Paul	By:	/s/ Charles R. Eyler
Name:	Kristin Paul	Name:	Charles R. Eyler
Title:	Vice President	Title:	SVP Finance
Date:	31 July, 2015	Date:	28 July, 2015

EXHIBIT A - OUTLINE AND LOCATION OF SUBSTITUTION SPACE

attached to and made a part of the Amendment dated as of July 21, 2015,

between PR 701 GATEWAY, LLC, a Delaware limited liability company,

as Landlord and PUMA BIOTECHNOLOGY, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Substitution Space as of the beginning of the Substitution Effective Date.  It does not in any way supersede any of Landlord's rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations.   It is not to be scaled; any measurements or distances shown should be taken as approximate.

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EXHIBIT B – TENANT ALTERATIONS

attached to and made a part of the Amendment dated as of July 21, 2015, between

PR 701 GATEWAY, LLC, a Delaware limited liability company, as Landlord and

PUMA BIOTECHNOLOGY, INC., a Delaware corporation, as Tenant

1. Tenant,  following  the  delivery  of the Substitution  Space  by Landlord  and  the  full  and  final execution and delivery of the Amendment to which this Exhibit  B is attached and all Prepaid Rent, the Letter of Credit and insurance certificates required under the Amendment, shall have the right to perform alterations and improvements in the Substitution Space (the “Tenant Alterations”).  Notwithstanding the foregoing, Tenant  and its contractors shall not have the right to perform the Tenant Alterations in the Substitution Space unless and until Tenant has complied with all of the terms and conditions of Article 12 of  the  Original  Lease, including,  without  limitation,  approval  by Landlord  of the  final  plans  for the Tenant  Alterations  and the  contractors  to be retained  by Tenant  to perform  such Tenant  Alterations. Tenant shall be responsible for all elements of the design of Tenant's  plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the  Substitution  Space  and  the  placement  of  Tenant's   furniture,  appliances  and  equipment),  and Landlord's   approval of Tenant's plans shall in no event  relieve Tenant  of the responsibility  for such design.   In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant's  performance and installment of the Tenant Alterations (including, without  limitation,  any  legal  compliance  requirements  arising  outside  of  the  Substitution  Space). Landlord's   approval  of  the  contractors  to  perform  the Tenant  Alterations  shall  not  be unreasonably withheld.   The parties agree that Landlord's  approval  of the general contractor to perform the Tenant Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no  less than  one hundred  fifty  percent  (150%)  of the total  estimated  cost of the Tenant  Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as  a contractor  in the state/municipality  in which the Premises  is located.  Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

2. Provided Tenant is not in default, Landlord agrees to contribute up to $1,178,800.00 (i.e., $40.00 per rentable square foot of the Substitution Space) (the “Allowance”) toward the cost of performing the Tenant Alterations in preparation of Tenant's occupancy of the Substitution Space.   The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans  for  the Tenant  Alterations  and for  hard  costs  in  connection  with the  Tenant  Alterations.    The Allowance shall be paid to Tenant  or, at Landlord's  option, to the order of the general contractor that performed the Tenant Alterations, within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the Tenant Alterations; (b) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; (d) as-built plans of the Tenant Alterations; and (e) the certification  of Tenant  and its  architect that the Tenant Alterations have  been installed in a good  and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances.  The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above.  Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

3. Notwithstanding anything to the contrary set forth herein, upon completion of the Tenant Alterations and application  of the Allowance to the costs related thereto pursuant to this Exhibit B, if any portion of the Allowance is then remaining (the “Unused Allowance”), Tenant shall be entitled  to apply  up to $15.00  per rentable square foot of the Substitution Space (that is, up to $442,050.00) of such Unused Allowance (if any) as follows:  (i) to the cost of  purchasing  and  installing  Tenant's voice  and  data cabling  and wiring  at the Substitution  Space,  (ii)  to  the  cost  of  purchasing  and  installing Building  Signage, (iii)  the  cost  of purchasing and installing furniture, fixtures  and equipment (collectively, the “FF&E”), which FF&E shall be located  at all times at the Substitution Space and for use by Tenant  in the Substitution Space,  (iv) to the cost  of  moving   from  the  Original   Leased   Premises   into  the  Substitution Space,   including reprinting stationary   on  hand  and  moving   Tenant's furniture, equipment  and  other   personal   property   into  the Substitution Space;  and (v) provided  Tenant delivers written notice to Landlord  by no later than December 31,  2016,  to  the  next  installment(s) of Minimum  Monthly  Rent  payable  by Tenant  under  the  Lease,  as amended.   However,  in no event  shall  Landlord  have  any  obligation  to apply  any portion  of the  Unused Allowance  to  Minimum   Monthly   Rent   if  Tenant   does  not  deliver   such   written  notice  to  Landlord by December  31, 2016 and any unused  amount remaining  after such date shall accrue to the sole benefit of Landlord,  it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.  Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Alterations and/or Allowance.  To  the  extent  any  Unused  Allowance  is applied  to any FF&E,

B-1

Landlord  shall  own  all the FF&E  until  the expiration of the Lease  (provided that Tenant, not  Landlord, shall  be responsible for  all costs  associated with  such  FF&E,  including, without limitation, the cost  of insuring  the same,  all maintenance and  repair  costs  and taxes),  at which  time  the FF&E  shall  become  the  property of Tenant as  if by bill of sale  hereunder.  Tenant  shall  maintain  and repair  the  FF&E  in good  and  working   order  and  shall  insure  the  FF&E  to  the  same  extent  Tenant  is required  to insure  Tenant's personal  property  pursuant to the terms  of the  Lease.    In the  event  that  the Lease  is terminated prior to the Extended Termination Date,  Tenant, at Landlord's election, shall  pay to Landlord   the  unamortized portion  of the  costs  of  the  FF&E  (no  later  than  the  termination date  of  the Lease),  or, at Landlord's election,  the FF&E shall  remain  the property  of Landlord and Tenant shall  and, in such event, hereby  does, waive all of its rights thereto.

4. If Tenant  does not submit  a request  for payment  of the entire Allowance to Landlord  in accordance with the provisions  contained  in this Exhibit  B by December 31, 2016, any unused  amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement  or other  concession  in connection  therewith.  Tenant  shall  be responsible for all applicable  state sales or use taxes,  if any,  payable in  connection   with  the  Tenant  Alterations  and/or Allowance.  Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord's oversight of the Tenant Alterations in an amount equal to one percent (1%) of the total cost of the Tenant Alterations.

5. Tenant  agrees to accept  the Substitution Space  in its “as-is”  condition  and configuration,  it being agreed that Landlord shall not be required  to perform any work or, except as provided above with respect to the Allowance,  incur any costs in connection with the construction  or demolition  of any improvements  in the Substitution  Space.

6. This Exhibit B shall not be deemed applicable  to any additional  space added to the Premises  at any time  or from time  to time, whether  by any  options  under the Lease  or otherwise,  or to any portion of the Original  Leased  Premises  or any  additions  to the Premises  in the event  of a renewal  or extension  of the original  Term  of  the  Lease,  whether  by  any  options  under  the  Lease  or  otherwise,  unless  expressly  so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT C – FORM OF SUBSTITUTION EFFECTIVE DATE MEMORANDUM

attached to and made a part of the Amendment dated as of July 21, 2015,

between PR 701 GATEWAY, LLC, a Delaware limited liability company,

as Landlord  and PUMA BIOTECHNOLOGY, INC., a Delaware corporation, as Tenant

SUBSTITUTION EFFECTIVE DATE MEMORANDUM

THIS MEMORANDUM is made as of                            , by and between PR 701 GATEWAY, LLC, a Delaware limited liability company (“Landlord”), and PUMA BIOTECHNOLOGY, INC., a Delaware corporation (“Tenant”).

Recitals:

A.

Landlord  (as  successor  in  interest  to  DFW  III  GATEWAY,   LLC,  a  Delaware  limited  liability company)  and Tenant are parties to that certain Office Lease  dated May  16, 2012 (the “Original Lease”), which  Original  Lease has been previously  amended  by that certain Acknowledgement of Commencement Date dated as of November 12, 2012, that certain First Amendment to Lease dated as of May 19, 2014, that certain Second Amendment to Lease dated as of June 10, 2014 and that certain Second  Expansion   Date  Memorandum   dated  as  of  February   17,  2015  and  that  certain  Third Amendment  (“Third Amendment”) dated as of July 21, 2015 (collectively,  the “Lease”).  Pursuant to  the Lease,  Landlord  leased to Tenant  space  currently  containing  approximately  16,712  rentable square  feet (the “Original  Leased  Premises”) described  as Suite Nos. 250  and 275 on the second (2nd)  floor of the building located at 701 Gateway  Boulevard, South San Francisco, California (the “Building”).

B.

Pursuant to  the  Third  Amendment, Landlord   and  Tenant  agreed  to  relocate  Tenant  from  the Original  Leased  Premises  to approximately 29,470 rentable  square  feet of space described  as the entire fifth (5th) floor of the Building (the “Substitution Space”).

C.	Tenant is in possession of the Substitution Space and the Substitution Effective Date, as defined in the Amendment, has occurred.
D.	Landlord and Tenant desire to enter into this Memorandum confirming the Substitution Effective Date and the Extended Termination Date, and other matters under the Amendment.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Substitution Effective Date is ________________.
2.	The actual Extended Termination Date is _________________.
3.	The schedule of Minimum Monthly Rent with respect to the Substitution Space set forth in Section 4 of the Third Amendment is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Memorandum to be executed as of the date and year first above written.

LANDLORD:		TENANT:

PR 701 GATEWAY, LLC, a Delaware limited liability company		PUMA BIOTECHNOLOGY, INC. a Delaware corporation

By:	PRISA LHC, LLC, a Delaware limited liability company
Its:	Sole Member

By:	DO NOT SIGN	By:	DO NOT SIGN
Name:		Name:

Its:		Its:

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